UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As used in this Current Report on Form 8-K, unless otherwise stated, any references to the “Company”, “we,” “our” and “us” refer to First Liberty Power Corp.

Property Rights Acquisition

On November 6, 2012, we entered into a purchase agreement with GeoXplor Corp. (“Agreement”). Under this Agreement, we have been granted an exclusive five year exploration license in regards to a mineral property described in the Agreement. The mineral property encompasses 13 lode claims (260 acres) located in the Canyon Country District, San Juan County, Utah for Vanadium and Uranium exploration (the "San Juan Property").  Pursuant to the Agreement, upon the completion of the required payments and work commitments, GeoXplor shall transfer title to the San Juan Property to the Company and shall retain a 3% royalty, on which we shall have the option to purchase up to 2%, for $1,000,000 per 1%.

We are required to (1) make cash payments of $500,000 over a five year period; (2) issue a total of 3,000,000 restricted shares of common stock over a five year period; and (3) comply with a work commitment of $1,000,000 within three years.

The San Juan Property encompasses certain claims previously included in agreements between the Company and GeoXplor, and this Agreement supersedes and replaces all prior agreements in respect to those claims.

The foregoing descriptions of the Agreements are qualified entirely by reference to the copies of said Agreements attached as exhibits to this current report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Purchase Agreement between Company and GeoXplor dated November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: November 19, 2012	By:	/s/Donald Nicholson
	Name:	Donald Nicholson
`	Title:	President & CEO